EXHIBIT 4.2

Affiliate Guaranty

Dated as of December 19, 2011

of

Home Properties, Inc.
Home Properties 1200 East West, LLC
Home Properties Bayview Colonial, LLC
Home Properties Blackhawk, LLC
Home Properties Braddock Lee, LLC
Home Properties Cambridge Court, LLC
Home Properties Cambridge Village, LLC
Home Properties Courtyard Village, LLC
Home Properties Crescent Club, LLC
Home Properties Gardencrest, LLC
Home Properties Haynes Farm, LLC
Home Properties Heritage Square, LLC
Home Properties Holiday Square, LLC
Home Properties Hunters Glen, LLC
Home Properties Huntington Metro, LLC
Jacob Ford Village, L.L.C.
Home Properties Lake Grove, LLC
Home Properties Lakeview Townhomes, LLC
Home Properties Liberty Commons, LLC
Home Properties Middlebrooke, LLC
Home Properties Morningside Heights, LLC
Home Properties Morningside North, LLC
Home Properties Morningside Six, LLC
Home Properties Newport Village, LLC
Home Properties Pleasure Bay, LLC
Home Properties Sherwood Gardens, LLC
Home Properties Seminary Hills, LLC
Home Properties Somerset Park, LLC
The Colony of Home Properties, LLC
Home Properties Channel Townhomes, LLC
Home Properties Cove Townhomes, LLC
Home Properties Lighthouse Townhomes, LLC
Home Properties Marshfield, LLC
Home Properties Potomac Falls, LLC
Home Properties Beverly, LLC
Home Properties Waterview, LLC
Home Properties Westbrooke, LLC
Home Properties Windsor, LLC
Home Properties Yorkshire Village, LLC
Home Properties Woodleaf, LLC

Form of Affiliate Guaranty

This Affiliate Guaranty, dated as of December 19, 2011 (this “Affiliate Guaranty”), is made by each of the undersigned (each a “Guarantor” and, together with each of the other signatories hereto and any other entities from time to time parties hereto pursuant to Section 15.1 hereof, the “Guarantors”) in favor of the Purchasers (as defined below) and the other holders from time to time of the Notes (as defined below).  The Purchasers and such other holders are herein collectively called the “holders” and individually a “holder.”

Preliminary Statements:

I.Home Properties, L.P., a New York limited partnership (the “Issuer”) and Home Properties, Inc., a Maryland corporation (the “Parent”), are entering into a Note Purchase Agreement dated as of December 19, 2011 (as amended, modified, supplemented or restated from time to time, the “Note Agreement”) with the Persons listed on the signature pages thereto (the “Purchasers”) simultaneously with the delivery of this Affiliate Guaranty. Capitalized terms used herein have the meanings specified in the Note Agreement unless otherwise defined herein.

II.The Issuer has authorized the issuance and sale, pursuant to the Note Agreement, of 4.46% Senior Guaranteed Notes, Series A, due December 19, 2018 in the aggregate principal amount of $90,000,000 (the “Series A Notes”) and 5.00% Senior Guaranteed Notes, Series B, due December 19, 2021 in the aggregate principal amount of $60,000,000 (the “Series B Notes,” and collectively with the Series A Notes, the “Initial Notes”).  The Initial Notes and any other Notes that may from time to time be issued pursuant to the Note Agreement (including any notes issued in substitution for any of the Notes) are herein collectively called the “Notes” and individually a “Note”.

III.It is a condition to the Agreement of the Purchasers to purchase the Notes that this Affiliate Guaranty shall have been executed and delivered by each Guarantor and shall be in full force and effect.

IV.Each Guarantor will receive direct and indirect benefits from the financing arrangements contemplated by the Note Agreement.  The Issuer and each Guarantor, though separate legal entities, are mutually dependent on each other in the conduct of their respective businesses as an integrated operation and have determined it to be in their mutual best interests to enter into this Affiliate Guaranty in order to obtain financing from the Purchasers. The Board of Directors or other governing body, as applicable, of each Guarantor has determined that the incurrence of such obligations is in the best interests of such Guarantor.

Now Therefore, in order to induce, and in consideration of, the execution and delivery of the Note Agreement and the purchase of the Notes by each of the Purchasers, each Guarantor hereby covenants and agrees with, and represents and warrants to each of the holders as follows:

Section 1. Guaranty.

Each Guarantor hereby irrevocably, unconditionally and jointly and severally with the other Guarantors guarantees to each holder, the due and punctual payment in full of (a) the principal of, Make-Whole Amount, if any, and interest on (including, without limitation, interest accruing after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding, whether or not a claim for post-filing or post-petition interest is allowed in such proceeding), and any other amounts due under, the Notes when and as the same shall become due and payable (whether at stated maturity or by required or optional prepayment or by acceleration or otherwise), (b) any other sums which may become due under the terms and provisions of the Notes, the Note Agreement or any other instrument referred to therein, and (c) the performance of all other obligations of the Issuer under the Note Agreement (all such obligations described in clauses (a), (b) and (c) above are herein called the “Guaranteed Obligations”).  The guaranty in the preceding sentence is an absolute, present and continuing guaranty of payment and not of collectibility and is in no way conditional or contingent upon any attempt to collect from the Issuer or any other guarantor of the Notes (including, without limitation, any other Guarantor hereunder) or upon any other action, occurrence or circumstance whatsoever.  In the event that the Issuer shall fail to so pay any of such Guaranteed Obligations, each Guarantor agrees to pay the same when due to the holders entitled thereto, without demand, presentment, protest or notice of any kind, in lawful money of the United States of America, pursuant to the requirements for payment specified in the Notes and the Note Agreement.  Each default in payment of any of the Guaranteed Obligations shall give rise to a separate cause of action hereunder and separate suits may be brought hereunder as each cause of action arises.  Each Guarantor agrees that the Notes issued in connection with the Note Agreement may (but need not) make reference to this Affiliate Guaranty.

Each Guarantor agrees to pay and to indemnify and save each holder harmless from and against any damage, loss, cost or expense (including attorneys’ fees) which such holder may incur or be subject to as a consequence, direct or indirect, of (x) any breach by such Guarantor, by any other Guarantor or by the Issuer of any warranty, covenant, term or condition in, or the occurrence of any default under, this Affiliate Guaranty, the Notes, the Note Agreement or any other instrument referred to therein, together with all expenses resulting from the compromise or defense of any claims or liabilities arising as a result of any such breach or default, (y) any legal action commenced to challenge the validity or enforceability of this Affiliate Guaranty, the Notes, the Note Agreement or any other instrument referred to therein and (z) enforcing or defending (or determining whether or how to enforce or defend) the provisions of this Affiliate Guaranty.

Each Guarantor hereby acknowledges and agrees that such Guarantor’s liability hereunder is joint and several with the other Guarantors and any other Person(s) who may guarantee the obligations and Indebtedness under and in respect of the Notes and the Note Agreement.

Notwithstanding the foregoing provisions or any other provision of this Affiliate Guaranty, the Purchasers (on behalf of themselves and their successors and assigns) and each Guarantor hereby agree that if at any time the Guaranteed Obligations exceed the Maximum Guaranteed Amount determined as of such time with regard to such Guarantor, then this Affiliate Guaranty shall be automatically amended to reduce the Guaranteed Obligations to the Maximum Guaranteed Amount.  Such amendment shall not require the written consent of any Guarantor or any holder and shall be deemed to have been automatically consented to by each Guarantor and each holder.   Each Guarantor agrees that the Guaranteed Obligations may at any time exceed the Maximum Guaranteed Amount without affecting or impairing the obligation of such Guarantor.  “Maximum Guaranteed Amount” means as of the date of determination with respect to a Guarantor, the lesser of (a) the amount of the Guaranteed Obligations outstanding on such date and (b) the maximum amount that would not render such Guarantor’s liability under this Affiliate Guaranty subject to avoidance under Section 548 of the United States Bankruptcy Code (or any successor provision) or any comparable provision of applicable state law.

Section 2. Obligations Absolute.

The obligations of each Guarantor hereunder shall be primary, absolute, irrevocable and unconditional, irrespective of the validity or enforceability of the Notes, the Note Agreement or any other instrument referred to therein, shall not be subject to any counterclaim, setoff, deduction or defense based upon any claim such Guarantor may have against the Issuer or any holder or otherwise, and shall remain in full force and effect without regard to, and shall not be released, discharged or in any way affected by, any circumstance or condition whatsoever (whether or not such Guarantor shall have any knowledge or notice thereof), including, without limitation: (a) any amendment to, modification of, supplement to or restatement of the Notes, the Note Agreement or any other instrument referred to therein (it being agreed that the obligations of each Guarantor hereunder shall apply to the Notes, the Note Agreement or any such other instrument as so amended, modified, supplemented or restated) or any assignment or transfer of any thereof or of any interest therein, or any furnishing, acceptance or release of any security for the Notes or the addition, substitution or release of any other Guarantor or any other entity or other Person primarily or secondarily liable in respect of the Guaranteed Obligations; (b) any waiver, consent, extension, indulgence or other action or inaction under or in respect of the Notes, the Note Agreement or any other instrument referred to therein; (c) any bankruptcy, insolvency, arrangement, reorganization, readjustment, composition, liquidation or similar proceeding with respect to the Issuer or its property; (d) any merger, amalgamation or consolidation of any Guarantor or of the Issuer into or with any other Person or any sale, lease or transfer of any or all of the assets of any Guarantor or of the Issuer to any Person; (e) any failure on the part of the Issuer for any reason to comply with or perform any of the terms of any other agreement with any Guarantor; (f) any failure on the part of any holder to obtain, maintain, register or otherwise perfect any security; or (g) any other event or circumstance which might otherwise constitute a legal or equitable discharge or defense of a guarantor (whether or not similar to the foregoing), and in any event however material or prejudicial it may be to any Guarantor or to any subrogation, contribution or reimbursement rights any Guarantor may otherwise have.  Each Guarantor covenants that its obligations hereunder will not be discharged except by indefeasible payment in full in cash of all of the Guaranteed Obligations and all other obligations hereunder.

Section 3. Waiver.

Each Guarantor unconditionally waives to the fullest extent permitted by law, (a) notice of acceptance hereof, of any action taken or omitted in reliance hereon and of any default by the Issuer in the payment of any amounts due under the Notes, the Note Agreement or any other instrument referred to therein, and of any of the matters referred to in Section 2 hereof, (b) all notices which may be required by statute, rule of law or otherwise to preserve any of the rights of any holder against such Guarantor, including, without limitation, presentment to or demand for payment from the Issuer or any Guarantor with respect to any Note, notice to the Issuer or to any Guarantor of default or protest for nonpayment or dishonor and the filing of claims with a court in the event of the bankruptcy of the Issuer, (c) any right to require any holder to enforce, assert or exercise any right, power or remedy including, without limitation, any right, power or remedy conferred in the Note Agreement or the Notes, (d) any requirement for diligence on the part of any holder and (e) any other act or omission or thing or delay in doing any other act or thing which might in any manner or to any extent vary the risk of such Guarantor or otherwise operate as a discharge of such Guarantor or in any manner lessen the obligations of such Guarantor hereunder.

Section 4. Obligations Unimpaired.

Each Guarantor authorizes the holders, without notice or demand to such Guarantor or any other Guarantor and without affecting its obligations hereunder, from time to time: (a) to renew, compromise, extend, accelerate or otherwise change the time for payment of, all or any part of the Notes, the Note Agreement or any other instrument referred to therein; (b) to change any of the representations, covenants, events of default or any other terms or conditions of or pertaining to the Notes, the Note Agreement or any other instrument referred to therein, including, without limitation, decreases or increases in amounts of principal, rates of interest, the Make-Whole Amount or any other obligation; (c) to take and hold security for the payment of the Notes, the Note Agreement or any other instrument referred to therein, for the performance of this Affiliate Guaranty or otherwise for the Indebtedness guaranteed hereby and to exchange, enforce, waive, subordinate and release any such security; (d) to apply any such security and to direct the order or manner of sale thereof as the holders in their sole discretion may determine; (e) to obtain additional or substitute endorsers or guarantors or release any other Guarantor or any other Person or entity primarily or secondarily liable in respect of the Guaranteed Obligations; (f) to exercise or refrain from exercising any rights against the Issuer, any Guarantor or any other Person; and (g) to apply any sums, by whomsoever paid or however realized, to the payment of the Guaranteed Obligations and all other obligations owed hereunder.  The holders shall have no obligation to proceed against any additional or substitute endorsers or guarantors or to pursue or exhaust any security provided by the Issuer, such Guarantor or any other Guarantor or any other Person or to pursue any other remedy available to the holders.

If an event permitting the acceleration of the maturity of the principal amount of any Notes shall exist and such acceleration shall at such time be prevented or the right of any holder to receive any payment on account of the Guaranteed Obligations shall at such time be delayed or otherwise affected by reason of the pendency against the Issuer, any Guarantor or any other guarantors of a case or proceeding under a bankruptcy or insolvency law, such Guarantor agrees that, for purposes of this Affiliate Guaranty and its obligations hereunder, the maturity of such principal amount shall be deemed to have been accelerated with the same effect as if the holder thereof had accelerated the same in accordance with the terms of the Note Agreement, and such Guarantor shall forthwith pay such accelerated Guaranteed Obligations.

Section 5. Subrogation and Subordination.

(a)Each Guarantor will not exercise any rights which it may have acquired by way of subrogation under this Affiliate Guaranty, by any payment made hereunder or otherwise, or accept any payment on account of such subrogation rights, or any rights of reimbursement, contribution or indemnity or any rights or recourse to any security for the Notes or this Affiliate Guaranty unless and until all of the Guaranteed Obligations shall have been indefeasibly paid in full in cash.

(b)Each Guarantor hereby subordinates the payment of all Indebtedness and other obligations of the Issuer or any other guarantor of the Guaranteed Obligations owing to such Guarantor, whether now existing or hereafter arising, including, without limitation, all rights and claims described in clause (a) of this Section 5, to the indefeasible payment in full in cash of all of the Guaranteed Obligations.  If the Required Holders so request, any such Indebtedness or other obligations shall be enforced and performance received by such Guarantor as trustee for the holders and the proceeds thereof shall be paid over to the holders promptly, in the form received (together with any necessary endorsements) to be applied to the Guaranteed Obligations, whether matured or unmatured, as may be directed by the Required Holders, but without reducing or affecting in any manner the liability of any Guarantor under this Affiliate Guaranty.

(c)If any amount or other payment is made to or accepted by any Guarantor in violation of any of the preceding clauses (a) and (b) of this Section 5, such amount shall be deemed to have been paid to such Guarantor for the benefit of, and held in trust for the benefit of, the holders and shall be paid over to the holders promptly, in the form received (together with any necessary endorsements) to be applied to the Guaranteed Obligations, whether matured or unmatured, as may be directed by the Required Holders, but without reducing or affecting in any manner the liability of such Guarantor under this Affiliate Guaranty.

(d)Each Guarantor acknowledges that it will receive direct and indirect benefits from the financing arrangements contemplated by the Note Agreement and that its agreements set forth in this Affiliate Guaranty (including this Section 5) are knowingly made in contemplation of such benefits.

(e)Each Guarantor hereby agrees that, to the extent that a Guarantor shall have paid an amount hereunder to any holder that is greater than the net value of the benefits received, directly or indirectly, by such paying Guarantor as a result of the issuance and sale of the Notes (such net value, its “Proportionate Share”), such paying Guarantor shall, subject to Section 5(a) and 5(b), be entitled to contribution from any Guarantor that has not paid its Proportionate Share of the Guaranteed Obligations.  Any amount payable as a contribution under this Section 5(e) shall be determined as of the date on which the related payment is made by such Guarantor seeking contribution and each Guarantor acknowledges that the right to contribution hereunder shall constitute an asset of such Guarantor to which such contribution is owed.  Notwithstanding the foregoing, the provisions of this Section 5(e) shall in no respect limit the obligations and liabilities of any Guarantor to the holders of the Notes hereunder or under the Notes, the Note Agreement or any other document, instrument or agreement executed in connection therewith, and each Guarantor shall remain jointly and severally liable for the full payment and performance of the Guaranteed Obligations.

Section 6. Reinstatement of Guaranty.

This Affiliate Guaranty shall continue to be effective, or be reinstated, as the case may be, if and to the extent at any time payment, in whole or in part, of any of the sums due to any holder on account of the Guaranteed Obligations is rescinded or must otherwise be restored or returned by a holder upon the insolvency, bankruptcy, dissolution, liquidation or reorganization of the Issuer or any other guarantors, or upon or as a result of the appointment of a custodian, receiver, trustee or other officer with similar powers with respect to the Issuer or any other guarantors or any part of its or their property, or otherwise, all as though such payments had not been made.

Section 7. Rank of Guaranty.

Each Guarantor will ensure that its payment obligations under this Affiliate Guaranty will at all times rank at least pari passu, without preference or priority, with all other unsecured  and unsubordinated Indebtedness of such Guarantor now or hereafter existing.

Section 8. [Reserved]

Section 9. Representations and Warranties of Each Guarantor.

Each Guarantor represents and warrants to each holder as follows:

Section 9.1. Organization; Power and Authority.  Such Guarantor is a duly organized, validly existing and in good standing under the laws of its jurisdiction of its formation, and is duly qualified to do business and is in good standing in each jurisdiction in which such qualification is required by law, other than those jurisdictions as to which the failure to be so qualified or in good standing could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.  Such Guarantor has the entity power and authority to own or hold under lease the properties it purports to own or hold under lease, to transact the business it transacts and proposes to transact, to execute and deliver this Affiliate Guaranty and to perform the provisions hereof.

Section 9.2. Authorization, Etc.   This Affiliate Guaranty has been duly authorized by all necessary action on the part of such Guarantor, and this Affiliate Guaranty constitutes a legal, valid and binding obligation of such Guarantor enforceable against such Guarantor in accordance with its terms, except as such enforceability may be limited by (a) applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors’ rights generally and (b) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

 Section 9.3. Compliance with Laws, Other instruments, Etc.  The execution, delivery and performance by such Guarantor of this Affiliate Guaranty will not (a) contravene, result in any breach of, or constitute a default under, or result in the creation of any Lien in respect of any property of such Guarantor or any of its Subsidiaries under, any indenture, mortgage, deed of trust, loan, purchase or credit agreement, lease, organizational documents, or any other agreement or instrument to which such Guarantor or any of its Subsidiaries is bound or by which such Guarantor or any of its Subsidiaries or any of their respective properties may be bound or affected, (b) conflict with or result in a breach of any of the terms, conditions or provisions of any order, judgment, decree, or ruling of any court, arbitrator or Governmental Authority applicable to such Guarantor or any of its Subsidiaries or (c) violate any provision of any statute or other rule or regulation of any Governmental Authority applicable to such Guarantor or any of its Subsidiaries.  “Governmental Authority” means (x) the government of (i) the United States of America or any State or other political subdivision thereof, or (ii) any other jurisdiction in which such Guarantor or any of its Subsidiaries conducts all or any part of its business, or which asserts jurisdiction over any properties of such Guarantor or any of its Subsidiaries, or (y) any entity exercising executive, legislative, judicial, regulatory or administrative functions of, or pertaining to, any such government.

Section 9.4. Governmental Authorizations, Etc.  No consent, approval or authorization of, or registration, filing or declaration with, any Governmental Authority is required in connection with the execution, delivery or performance by such Guarantor of this Affiliate Guaranty.

Section 9.5. Information regarding the Issuer.  Such Guarantor now has and will continue to have independent means of obtaining information concerning the affairs, financial condition and business of the Issuer.  No holder shall have any duty or responsibility to provide such Guarantor with any credit or other information concerning the affairs, financial condition or business of the Issuer which may come into possession of the holders.  Such Guarantor has executed and delivered this Affiliate Guaranty without reliance upon any representation by the holders including, without limitation, with respect to (a) the due execution, validity, effectiveness or enforceability of any instrument, document or agreement evidencing or relating to any of the Guaranteed Obligations or any loan or other financial accommodation made or granted to the Issuer, (b) the validity, genuineness, enforceability, existence, value or sufficiency of any property securing any of the Guaranteed Obligations or the creation, perfection or priority of any lien or security interest in such property or (c) the existence, number, financial condition or creditworthiness of other guarantors or sureties, if any, with respect to any of the Guaranteed Obligations.

Section 9.6. Solvency.  Upon the execution and delivery hereof, such Guarantor will be solvent, will be able to pay its debts as they mature, and will have capital sufficient to carry on its business.

Section 10. [Reserved].

Section 11. Term of Affiliate Guaranty.

This Affiliate Guaranty and all guarantees, covenants and agreements of the Guarantors contained herein shall continue in full force and effect and shall not be discharged until such time as all of the Guaranteed Obligations and all other obligations hereunder shall be indefeasibly paid in full in cash and shall be subject to reinstatement pursuant to Section 6.

Section 12. Survival of Representations and Warranties; Entire Agreement.

All representations and warranties contained herein shall survive the execution and delivery of this Affiliate Guaranty and may be relied upon by any subsequent holder, regardless of any investigation made at any time by or on behalf of any Purchaser or any other holder.  All statements contained in any certificate or other instrument delivered by or on behalf of a Guarantor pursuant to this Affiliate Guaranty shall be deemed representations and warranties of such Guarantor under this Affiliate Guaranty.  Subject to the preceding sentence, this Affiliate Guaranty embodies the entire agreement and understanding between each holder and the Guarantors and supersedes all prior agreements and understandings relating to the subject matter hereof.

Section 13. Amendment and Waiver.

Section 13.1. Requirements.  Except as otherwise provided in the fourth paragraph of Section 1 of this Affiliate Guaranty, this Affiliate Guaranty may be amended, and the observance of any term hereof may be waived (either retroactively or prospectively), with (and only with) the written consent of each Guarantor and the Required Holders, except that no amendment or waiver (a) of any of the first three paragraphs of Section 1 or any of the provisions of Section 2, 3, 4, 5, 6, 7, 10, 11, 13 or 15.7 hereof, or any defined term (as it is used therein), or (b) which results in the limitation of the liability of any Guarantor hereunder (except to the extent provided in the fourth paragraph of Section 1 of this Affiliate Guaranty) will be effective as to any holder unless consented to by such holder in writing.

Section 13.2. Solicitation of Holders of Notes.

(a)Solicitation.  Each Guarantor will provide each holder of the Notes (irrespective of the amount of Notes then owned by it) with sufficient information, sufficiently far in advance of the date a decision is required, to enable such holder to make an informed and considered decision with respect to any proposed amendment, waiver or consent in respect of any of the provisions hereof.  Each Guarantor will deliver executed or true and correct copies of each amendment, waiver or consent effected pursuant to the provisions of this Section 13.2 to each holder promptly following the date on which it is executed and delivered by, or receives the consent or approval of, the requisite holders of Notes.

(b)Payment.  The Guarantors will not directly or indirectly pay or cause to be paid any remuneration, whether by way of supplemental or additional interest, fee or otherwise, or grant any security or provide other credit support, to any holder as consideration for or as an inducement to the entering into by any holder of any waiver or amendment of any of the terms and provisions hereof unless such remuneration is concurrently paid, or security is concurrently granted or other credit support concurrently provided, on the same terms, ratably to each holder even if such holder did not consent to such waiver or amendment.

Section 13.3. Binding Effect.  Any amendment or waiver consented to as provided in this Section 13 applies equally to all holders and is binding upon them and upon each future holder and upon each Guarantor without regard to whether any Note has been marked to indicate such amendment or waiver.  No such amendment or waiver will extend to or affect any obligation, covenant or agreement not expressly amended or waived or impair any right consequent thereon.  No course of dealing between a Guarantor and the holder nor any delay in exercising any rights hereunder or under any Note shall operate as a waiver of any rights of any holder.  As used herein, the term “this Affiliate Guaranty” and references thereto shall mean this Affiliate Guaranty as it may be amended, modified, supplemented or restated from time to time.

Section 13.4. Notes Held by Issuer, Etc.  Solely for the purpose of determining whether the holders of the requisite percentage of the aggregate principal amount of Notes then outstanding approved or consented to any amendment, waiver or consent to be given under this Affiliate Guaranty, or have directed the taking of any action provided herein to be taken upon the direction of the holders of a specified percentage of the aggregate principal amount of Notes then outstanding, Notes directly or indirectly owned by any Guarantor, the Issuer or any of their respective Affiliates shall be deemed not to be outstanding.

Section 14. Notices

All notices and communications provided for hereunder shall be in writing and sent (a) by telecopy if the sender on the same day sends a confirming copy of such notice by a recognized overnight delivery service (charges prepaid), or (b) by registered or certified mail with return receipt requested (postage prepaid), or (c) by a recognized overnight delivery service (with charges prepaid).  Any such notice must be sent:

(a)if to any Guarantor, to c/o Home Properties, Inc., 850 Clinton Square, Rochester, NY 14604, Attn. Chief Financial Officer, or such other address as such Guarantor shall have specified to the holders in writing, or

(b)if to any holder, to such holder at the addresses specified for such communications set forth in Schedule A to the Note Agreement, or such other address as such holder shall have specified to the Guarantors in writing.

Section 15. Miscellaneous.

Section 15.1. Successors and Assigns; Accession.  All covenants and other agreements contained in this Affiliate Guaranty by or on behalf of any of the parties hereto bind and inure to the benefit of their respective successors and assigns whether so expressed or not.  It is agreed and understood that any Person may become a Guarantor hereunder by executing an Accession Agreement substantially in the form of Exhibit A attached hereto and delivering the same to the Holders.  Any such Person shall thereafter be a “Guarantor” for all purposes under this Affiliate Guaranty.

Section 15.2. Severability.  Any provision of this Affiliate Guaranty that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall (to the full extent permitted by law), not invalidate or render unenforceable such provision in any other jurisdiction.

Section 15.3. Construction.  Each covenant contained herein shall be construed (absent express provision to the contrary) as being independent of each other covenant contained herein, so that compliance with any one covenant shall not (absent such express contrary provision) be deemed to excuse compliance with any other covenant.  Whether any provision herein refers to action to be taken by any Person, or which such Person is prohibited from taking, such provision shall be applicable whether such action is taken directly or indirectly by such Person.

The section and subsection headings in this Affiliate Guaranty are for convenience of reference only and shall neither be deemed to be a part of this Affiliate Guaranty nor modify, define, expand or limit any of the terms or provisions hereof.  All references herein to numbered sections, unless otherwise indicated, are to sections of this Affiliate Guaranty.  Words and definitions in the singular shall be read and construed as though in the plural and vice versa, and words in the masculine, neuter or feminine gender shall be read and construed as though in either of the other genders where the context so requires.

The “Preliminary Statements” contained in this Affiliate Guaranty are incorporated herein by this reference.

Section 15.4. Further Assurances..  Each Guarantor agrees to execute and deliver all such instruments and take all such action as the Required Holders may from time to time reasonably request in order to effectuate fully the purposes of this Affiliate Guaranty.

Section 15.5. Governing Law..  This Affiliate Guaranty shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the law of the State of New York, excluding choice-of-law principles of the law of such State that would permit the application of the laws of a jurisdiction other than such State.

Section 15.6. Jurisdiction and Process; Waiver of Jury Trial.  (a) Each Guarantor irrevocably submits to the non-exclusive jurisdiction of any New York State or federal court sitting in the Borough of Manhattan, The City of New York, over any suit, action or proceeding arising out of or relating to this Affiliate Guaranty.  To the fullest extent permitted by applicable law, each Guarantor irrevocably waives and agrees not to assert, by way of motion, as a defense or otherwise, any claim that it is not subject to the jurisdiction of any such court, any objection that it may now or hereafter have to the laying of the venue of any such suit, action or proceeding brought in any such court and any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum.

(b)Each Guarantor consents to process being served by or on behalf of any holder in any suit, action or proceeding of the nature referred to in Section 15.6(a) by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, return receipt requested, to it at its address specified in Section 14 or at such other address of which such holder shall then have been notified pursuant to Section 14.  Each Guarantor agrees that such service upon receipt (i) shall be deemed in every respect effective service of process upon it in any such suit, action or proceeding and (ii) shall, to the fullest extent permitted by applicable law, be taken and held to be valid personal service upon and personal delivery to it.  Notices hereunder shall be conclusively presumed received as evidenced by a delivery receipt furnished by the United States Postal Service or any reputable commercial delivery service.

(c)Nothing in this Section 15.6 shall affect the right of any holder to serve process in any manner permitted by law, or limit any right that the holders may have to bring proceedings against any Guarantor in the courts of any appropriate jurisdiction or to enforce in any lawful manner a judgment obtained in one jurisdiction in any other jurisdiction.

(d)The Guarantors and the holders hereby waive trial by jury in any action brought on or with respect to this Affiliate Guaranty or other document executed in connection herewith.

Section 15.7. Obligation to Make Payment in United States Dollars.  Any payment on account of an amount that is payable hereunder in United States Dollars which is made to or for the account of any holder in any other currency, whether as a result of any judgment or order or the enforcement thereof or the realization of any security or the liquidation of any Guarantor, shall constitute a discharge of the obligation of such Guarantor under this Affiliate Guaranty only to the extent of the amount of United States Dollars which such holder could purchase in the foreign exchange markets in New York, New York, with the amount of such other currency in accordance with normal banking procedures at the rate of exchange prevailing on the New York Banking Day following receipt of the payment first referred to above.  If the amount of United States Dollars that could be so purchased is less than the amount of United States Dollars originally due to such holder, such Guarantor agrees to the fullest extent permitted by law, to indemnify and save harmless such holder from and against all loss or damage arising out of or as a result of such deficiency.  This indemnity shall, to the fullest extent permitted by law, constitute an obligation separate and independent from the other obligations contained in this Affiliate Guaranty, shall give rise to a separate and independent cause of action, shall apply irrespective of any indulgence granted by such holder from time to time and shall continue in full force and effect notwithstanding any judgment or order for a liquidated sum in respect of an amount due hereunder or under any judgment or order.  As used herein the term “New York Banking Day” shall mean any day other than Saturday or Sunday or a day on which commercial banks are required or authorized by law to be closed in New York, New York.

Section 15.8. Reproduction of Documents; execution.  This Affiliate Guaranty may be reproduced by any holder by any photographic, photo static, electronic, digital, or other similar process and such holder may destroy any original document so reproduced.  Each Guarantor agrees and stipulates that, to the extent permitted by applicable law, any such reproduction shall be admissible in evidence as the original itself in any judicial or administrative proceeding (whether or not the original is in existence and whether or not such reproduction was made by such holder in the regular course of business) and any enlargement, facsimile or further reproduction of such reproduction shall likewise be admissible in evidence.  This Section 15.8 shall not prohibit any Guarantor or any other holder of Notes from contesting any such reproduction to the same extent that it could contest the original, or from introducing evidence to demonstrate the inaccuracy of any such reproduction.  A facsimile or electronic transmission of the signature page of a Guarantor shall be as effective as delivery of a manually executed counterpart hereof and shall be admissible into evidence for all purposes.

In Witness Whereof, each Guarantor has caused this Affiliate Guaranty to be duly executed and delivered as of the date and year first above written.

Home Properties, Inc.

By: /s/ David P. Gardner
Name: David P. Gardner
Title: Executive Vice President and
Chief Financial Officer

Address for Notices:
850 Clinton Square
Rochester, New York 14604
Attention: David P. Gardner, CFO
Telecopy Number: (505) 546-5433
Telephone Number:(505) 246-4113

[Signatures Continue on Next Page]

Home Properties 1200 East West, LLC
Home Properties Bayview Colonial, LLC
Home Properties Blackhawk, LLC
Home Properties Braddock Lee, LLC
Home Properties Cambridge Court, LLC
Home Properties Cambridge Village, LLC
Home Properties Courtyard Village, LLC
Home Properties Crescent Club, LLC
Home Properties Gardencrest, LLC
Home Properties Haynes Farm, LLC
Home Properties Heritage Square, LLC
Home Properties Holiday Square, LLC
Home Properties Hunters Glen, LLC
Home Properties Huntington Metro, LLC
Jacob Ford Village, L.L.C.
Home Properties Lake Grove, LLC
Home Properties Lakeview Townhomes, LLC
Home Properties Liberty Commons, LLC
Home Properties Middlebrooke, LLC
Home Properties Morningside Heights, LLC
Home Properties Morningside North, LLC
Home Properties Morningside Six, LLC
Home Properties Newport Village, LLC
Home Properties Pleasure Bay, LLC
Home Properties Sherwood Gardens, LLC

By: Home Properties, L.P., as sole Member and Manager
By: Home Properties, Inc., General Partner

By: /s/ David P. Gardner
Name: David P. Gardner
Title: Executive Vice President and
Chief Financial Officer

[Signatures Continue on Next Page]

Home Properties Seminary Hills, LLC
Home Properties Somerset Park, LLC
The Colony of Home Properties, LLC
Home Properties Channel Townhomes, LLC
Home Properties Cove Townhomes, LLC
Home Properties Lighthouse Townhomes, LLC
Home Properties Marshfield, LLC
Home Properties Potomac Falls, LLC
Home Properties Beverly, LLC
Home Properties Waterview, LLC
Home Properties Westbrooke, LLC
Home Properties Windsor, LLC
Home Properties Yorkshire Village, LLC

By: Home Properties, L.P., as sole Member and Manager
By: Home Properties, Inc., General Partner

By: /s/ David P. Gardner
Name: David P. Gardner
Title: Executive Vice President and
Chief Financial Officer

Home Properties Woodleaf, LLC

By: Home Properties, L.P., as Member and Manager
By: Home Properties, Inc., General Partner

By: /s/ David P. Gardner
Name: David P. Gardner
Title: Executive Vice President and
Chief Financial Officer

Address for Notices:
c/o Home Properties, L.P.
850 Clinton Square
Rochester, New York 14604
Attention: David P. Gardner, CFO
Telecopy Number:(505) 546-5433
Telephone Number:(505) 246-4113

Exhibit A

Accession Agreement

This Accession Agreement (the “Accession Agreement”), dated as of [__________] [__], 20[__] is made by [__________], a [____________] (the “Additional Guarantor”), in favor of the holders from time to time of the Notes issued pursuant to the Note Agreement described below:

Preliminary Statements:

I.Pursuant to the Note Purchase Agreement dated as of December 15, 2011 (as amended, modified, supplemented or restated from time to time, the “Note Agreement”), by and among Home Properties, L.P., a New York limited partnership (the “Issuer”), Home Properties, Inc., a Maryland corporation (the “Parent”), and the Persons listed on the signature pages thereto (the “Purchasers”), the Issuer has issued and sold $90,000,000 aggregate principal amount of its Senior Guaranteed Notes, Series A, due December 19, 2018 (the “Series A Notes”) and $60,000,000 aggregate principal amount of its Senior Guaranteed Notes, Series B, due December 19, 2021 (the “Series B Notes,” and collectively with the Series A Notes, the “Initial Notes”).  The Initial Notes and any other Notes that may from time to time be issued pursuant to the Note Agreement (including any notes issued in substitution for any of the Notes) are herein collectively called the “Notes” and individually a “Note”.

II.The Issuer is required pursuant to the Note Agreement to cause the Additional Guarantor to deliver this Accession Agreement in order to cause the Additional Guarantor to become a Guarantor under the Affiliate Guaranty dated as of December 19, 2011 executed by certain Affiliates of the Issuer (together with each entity that from time to time becomes a party thereto by executing an Accession Agreement pursuant to Section 15.1 thereof, collectively, the “Guarantors”) in favor of each holder from time to time of any of the Notes (as the same may be amended, restated, supplemented or otherwise modified from time to time, the “Affiliate Guaranty”).

III.The Additional Guarantor has received and will receive substantial direct and indirect benefits from the Issuer’s compliance with the terms and conditions of the Note Agreement and the Notes issued thereunder.

IV.Capitalized terms used and not otherwise defined herein have the definitions set forth in the Note Agreement.

Now, Therefore, in consideration of the funds advanced to the Issuer by the Purchasers under the Note Agreement and to enable the Issuer to comply with the terms of the Note Agreement, the Additional Guarantor hereby covenants, represents and warrants to the holders as follows:

The Additional Guarantor hereby becomes a Guarantor (as defined in the Affiliate Guaranty) for all purposes of the Affiliate Guaranty.  Without limiting the foregoing, the Additional Guarantor hereby (a) jointly and severally with the other Guarantors under the Affiliate Guaranty, guarantees to the holders from time to time of the Notes the prompt payment in full when due (whether at stated maturity, by acceleration or otherwise) and the full and prompt performance and observance of all Guaranteed Obligations ( as defined in Section 1 of the Affiliate Guaranty) in the same manner and to the same extent as is provided in the Affiliate Guaranty, (b) accepts and agrees to perform and observe all of the covenants set forth therein, (c) waives the rights set forth in Section 3 of the Affiliate Guaranty, (d) makes the representations and warranties set forth in Section 9 of the Affiliate Guaranty and (e) waives the rights, submits to jurisdiction, and waives service of process as described in Section 15.6 of the Affiliate Guaranty.

Notice of acceptance of this Accession Agreement and of the Affiliate Guaranty, as supplemented hereby, is hereby waived by the Additional Guarantor.

The address for notices and other communications to be delivered to the Additional Guarantor pursuant to Section 14 of the Affiliate Guaranty is set forth below.

In Witness Whereof, the Additional Guarantor has caused this Accession Agreement to be duly executed and delivered as of the date and year first above written.

[Name of Additional Guarantor]

By:
Name:
Title:

Notice Address for such Guarantor

A-2